EXHIBIT 99.1

                                      PROXY

                                 THE BROWN BANK

                         SPECIAL MEETING OF SHAREHOLDERS

         The undersigned hereby constitutes and appoints Dennis D. Allen and Barbara L. Rich, or either of them, as proxies, each with full power of substitution, to vote the number of shares of common stock of The Brown Bank, a federal savings bank ("Brown"), which the undersigned would be entitled to vote if personally present at the Special Meeting of Brown Shareholders to be held at the main office of Brown located at Railroad Street, Cobbtown, Georgia, on ____________, ________________, 1998, at _____ p.m., local time, and at any adjournment or postponement thereof (the "Special Meeting") upon the proposals described in the Proxy Statement/Prospectus and the Notice of Special Meeting of Shareholders, dated ________, 1998, the receipt of which is acknowledged in the manner specified below.

1. Merger. To approve, ratify, confirm and adopt the Agreement and Plan of Merger, dated as of July 24, 1998 (the "Merger Agreement"), by and among FLAG Financial Corporation ("FLAG"), Citizens Bank and Brown pursuant to which (i) Brown will merge (the "Merger") with and into Citizens Bank, and (ii) each share of the $_____ par value common stock of Brown ("Brown Common Stock") issued and outstanding at the effective time of the Merger will be exchanged for 1.5 shares of $1.00 par value common stock of FLAG ("FLAG Common Stock").

                         FOR [ ] AGAINST [ ] ABSTAIN [ ]


2. In the discretion of the proxies on such other matters as may properly come before the Special Meeting or any adjournments thereof.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ABOVE.

         Please sign this proxy exactly as your name appears below. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                 DATED:                      , 1998
                                       ---------------------


                                 -----------------------------------
                                               Signature


                                 -----------------------------------
                                       Signature if held jointly

         THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE BROWN BANK, AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

              I _____will _____will not attend the Special Meeting.